Exhibit 99.1

QuinStreet Reports Financial Results for Third Quarter Fiscal Year 2016

FOSTER CITY, CA – May 10, 2016 — QuinStreet, Inc. (Nasdaq: QNST), the leader in performance marketing products and technologies, today announced financial results for the third quarter ended March 31, 2016.

For the third quarter, the Company reported total revenue of $81.2 million, an increase of 8% compared to the same quarter last year. Total revenue grew 10% year-over-year, excluding the one-time benefit of $1.6 million related to the collection of a historical receivable in the same quarter last year. Adjusted EBITDA for the quarter was $3.5 million, or 4% of revenue. Adjusted net income for the third quarter was $1.2 million, or $0.03 per share, and GAAP net loss was $2.9 million, or ($0.06) per share.

The Company generated $5.8 million in operating cash flow and closed the third quarter with $54.8 million in cash and $39.8 million in net cash, up $4.0 million over the prior quarter.

“We grew revenue 10% year-over-year in Q3, excluding a one-time item, and delivered over $80 million in quarterly revenue for the first time since 2012,” commented Doug Valenti, QuinStreet CEO. “Adjusted EBITDA margin re-expanded, as expected, due to top-line leverage and expense management. Revenue growth was driven primarily by strength in our Financial Services client vertical, which grew about 50% year-over-year on the success of new products and media partnerships. Our successful growth and diversification initiatives continue to scale.

“We expect revenue and adjusted EBITDA margin momentum to continue. Q4 revenue is expected to grow 15% to 16% year-over-year, beating historical sequential seasonality, with adjusted EBITDA margin at or above Q3 levels. We plan to continue to expand EBITDA margin with top-line leverage,” concluded Valenti.

Reconciliations of adjusted net income and adjusted EBITDA to GAAP net loss are included in the accompanying tables.

Conference Call Today at 1:30 p.m. PT

The Company will host a conference call and corresponding live webcast at 1:30 p.m. PT today. To access the conference call, dial (888) 510-1765 for the U.S. and Canada or +1 (719) 325-2469 for international callers. The webcast will be available live on the investor relations section of the Company’s website at http://investor.quinstreet.com and via replay beginning approximately two hours after the completion of the call by registering online at https://jsp.premiereglobal.com/webrsvp and using passcode 8340671 to obtain dial-in information for the replay.

Non-GAAP Financial Measures

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “adjusted EBITDA” refers to a financial measure that we define as net loss less (provision for) benefit from taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other (expense) income, net, impairment of goodwill, restructuring expense, and legal settlement expense. The term “adjusted net income (loss)” refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, restructuring expense, impairment of goodwill and tax valuation allowance, debt restructuring costs, and legal settlement expense, net of estimated taxes. The term “adjusted diluted net income (loss) per share” refers to a financial measure that we define as adjusted net income (loss) divided by weighted average diluted shares outstanding. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income (loss) and adjusted diluted net income (loss) per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company’s operating performance.

Adjusted EBITDA is part of our internal management reporting and planning process and one of the primary measures used by our management to evaluate the operating performance of our business, as well as potential acquisitions. Adjusted EBITDA is useful to us and investors because it provides information related to the Company’s ability to provide cash flow for acquisitions, capital expenditures and working capital requirements. Internally, adjusted EBITDA is used by management for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies; and to evaluate the Company’s capacity to fund acquisitions and capital expenditures as well as the capacity to service debt. Adjusted EBITDA is used as a key financial metric in senior management’s annual incentive compensation program. The Company believes that analysts and investors use adjusted EBITDA as a supplemental measurement to evaluate the overall operating performance of companies in its industry and use adjusted EBITDA multiples as a metric for analyzing company valuations. It is also an element of certain maintenance covenants under our debt agreements.

Adjusted net income (loss) and adjusted diluted net income (loss) per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, impairment of goodwill and tax valuation allowance) and other non-recurring charges. The Company believes that analysts and investors use adjusted net income (loss) and adjusted diluted net income (loss) per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as “estimate”, “will”, “believe”, “intend”, “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company’s anticipated financial results, growth, strategic and operational plans and results of analyses on impairment charges. The Company’s actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the impact of changes in industry standards and government regulation including, but not limited to investigation or enforcement activities of the Department of Education, the Federal Trade Commission and other regulatory agencies; the Company’s ability to maintain and increase client marketing spend; the Company’s ability to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers’ websites into client prospects in a cost-effective manner; the impact of the current economic climate on the Company’s business; the Company’s ability to access and monetize Internet users on mobile devices; the Company’s ability to attract and retain qualified executives and employees; the Company’s ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to identify and manage acquisitions; and the impact and costs of any alleged failure by the Company to comply with government regulations and industry standards. More information about potential factors that could affect the Company’s business and financial results is contained in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”). Additional information will also be set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2016, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is one of the largest Internet performance marketing and media companies in the world. QuinStreet is committed to providing consumers and businesses with the information they need to research, find and select the products, services and brands that meet their needs. For more information, please visit www.QuinStreet.com.

Investor Contact:

Erica Abrams

(415) 297-5864

eabrams@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$54,802	$60,468
Accounts receivable, net	49,500	46,240
Deferred tax assets	173	166
Prepaid expenses and other assets	6,979	11,503

Total current assets	111,454	118,377
Property and equipment, net	8,282	8,565
Goodwill	56,118	56,118
Other intangible assets, net	12,172	19,030
Other assets, noncurrent	11,557	3,063

Total assets	$199,583	$205,153

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$22,489	$20,425
Accrued liabilities	29,957	27,146
Deferred revenue	903	1,208
Debt	50	49

Total current liabilities	53,399	48,828
Debt, noncurrent	15,000	15,000
Other liabilities, noncurrent	5,409	5,740

Total liabilities	73,808	69,568

Stockholders’ equity:
Common stock	45	45
Additional paid-in capital	254,574	249,358
Accumulated other comprehensive loss	(426)	(413)
Accumulated deficit	(128,418)	(113,405)

Total stockholders’ equity	125,775	135,585

Total liabilities and stockholders’ equity	$199,583	$205,153

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net revenue	$81,243	$75,345	$218,593	$211,228
Cost of revenue (1)	72,771	65,192	198,735	188,996

Gross profit	8,472	10,153	19,858	22,232
Operating expenses: (1)
Product development	4,136	4,653	12,283	13,853
Sales and marketing	2,861	3,881	9,353	10,905
General and administrative	4,264	4,300	12,484	12,994

Operating loss	(2,789)	(2,681)	(14,262)	(15,520)
Interest income	23	7	39	61
Interest expense	(155)	(760)	(433)	(2,726)
Other income, net	112	40	120	3,001

Loss before income taxes	(2,809)	(3,394)	(14,536)	(15,184)
(Provision for) benefit from taxes	(72)	178	(477)	204

Net loss	$(2,881)	$(3,216)	$(15,013)	$(14,980)

Net loss per share:
Basic	$(0.06)	$(0.07)	$(0.33)	$(0.34)

Diluted	$(0.06)	$(0.07)	$(0.33)	$(0.34)

Weighted average shares used in computing net loss per share:
Basic	45,333	44,522	45,098	44,409
Diluted	45,333	44,522	45,098	44,409

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$787	$863	$2,344	$2,292
Product development	497	542	1,542	1,731
Sales and marketing	464	600	1,333	1,626
General and administrative	684	576	2,046	1,733

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Cash Flows from Operating Activities
Net loss	$(2,881)	$(3,216)	$(15,013)	$(14,980)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,721	4,370	11,437	14,778
Provision for sales returns and doubtful accounts receivable	209	(412)	843	58
Write-off of bank loan upfront fees	—	—	—	328
Stock-based compensation	2,432	2,581	7,265	7,382
Excess tax benefits from stock-based compensation	—	51	—	—
Gain on sales of domain names	(44)	(173)	(160)	(3,331)
Other adjustments, net	—	61	—	160
Changes in assets and liabilities:
Accounts receivable	(9,165)	(3,434)	(4,103)	(3,040)
Prepaid expenses and other assets	(23)	(365)	(3,968)	(734)
Deferred taxes	—	—	(8)	2
Accounts payable	5,066	(836)	2,121	2,128
Accrued liabilities	6,890	5,595	3,007	2,146
Deferred revenue	(336)	3	(305)	181
Other liabilities, noncurrent	(117)	(63)	(327)	(316)

Net cash provided by operating activities	5,752	4,162	789	4,762

Cash Flows from Investing Activities
Capital expenditures	(546)	(344)	(1,689)	(2,629)
Internal software development costs	(758)	(495)	(2,689)	(1,428)
Purchases of marketable securities	—	—	—	(16,600)
Proceeds from maturities of marketable securities	—	2,558	—	26,849
Proceeds from sales of marketable securities	—	25,432	—	28,427
Proceeds from sales of domain names	44	188	135	3,346
Other investing activities	(2)	—	(2)	11

Net cash (used in) provided by investing activities	(1,262)	27,339	(4,245)	37,976

Cash Flows from Financing Activities
Proceeds from exercise of common stock options	—	—	26	1,300
Principal payments on bank debt	—	(5,000)	—	(12,500)
Payment of bank loan upfront fees	—	—	—	(272)
Principal payments on acquisition-related notes payable	—	—	—	(444)
Excess tax benefits from stock-based compensation	—	(51)	—	—
Withholding taxes related to restricted stock net share settlement	(391)	(284)	(2,139)	(910)

Net cash used in financing activities	(391)	(5,335)	(2,113)	(12,826)

Effect of exchange rate changes on cash and cash equivalents	(47)	(6)	(97)	11
Net increase (decrease) in cash and cash equivalents	4,052	26,160	(5,666)	29,923
Cash and cash equivalents at beginning of period	50,750	87,940	60,468	84,177

Cash and cash equivalents at end of period	$54,802	$114,100	$54,802	$114,100

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net loss	$(2,881)	$(3,216)	$(15,013)	$(14,980)
Amortization of intangible assets	2,183	2,879	6,839	9,955
Stock-based compensation	2,432	2,581	7,265	7,382
Restructuring	79	—	297	439
Legal settlement	100	—	100	—
Tax impact after non-GAAP items	(689)	(808)	—	(1,009)

Adjusted net income (loss)	$1,224	$1,436	$(512)	$1,787

Adjusted diluted net income (loss) per share	$0.03	$0.03	$(0.01)	$0.04

Weighted average shares used in computing adjusted diluted net income (loss) per share	45,343	45,137	45,098	44,626

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net loss	$(2,881)	$(3,216)	$(15,013)	$(14,980)
Interest and other expense (income), net	20	713	274	(336)
Provision for (benefit from) taxes	72	(178)	477	(204)
Depreciation and amortization	3,721	4,370	11,437	14,778
Stock-based compensation	2,432	2,581	7,265	7,382
Restructuring	79	—	297	439
Legal settlement	100	—	100	—

Adjusted EBITDA	$3,543	$4,270	$4,837	$7,079

QUINSTREET, INC.

RECONCILIATION OF NET CASH PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$5,752	$4,162	$789	$4,762
Capital expenditures	(546)	(344)	(1,689)	(2,629)
Internal software development costs	(758)	(495)	(2,689)	(1,428)

Free cash flow	$4,448	$3,323	$(3,589)	$705

Changes in operating assets and liabilities, less excess tax benefits from stock-based compensation	(2,315)	(951)	3,583	(367)

Normalized free cash flow	$2,133	$2,372	$(6)	$338